EXHIBIT 99
FOR IMMEDIATE RELEASE

Contact:  John F. Kenny, Jr.
          Executive Vice President and
          Chief Financial Officer
          (617) 535-4766


        Iron Mountain Revenues Increase 21 Percent for First Quarter 1999

     EBITDA Increases to $28 Million, up 23 percent from First Quarter 1998



Boston, MA - April 29, 1999 -- Iron Mountain Incorporated (NYSE: IRM), the world's largest records management company, reported higher revenues and EBITDA for the quarter ended March 31, 1999 compared with the same period in 1998.

Iron Mountain's total consolidated revenues for the first quarter of 1999 grew to $120 million, an increase of 21 percent compared with the same period in 1998. Iron Mountain's consolidated earnings before interest, taxes, depreciation, amortization, extraordinary items and other income ("EBITDA") increased 23 percent to $28 million for the first quarter of 1999 compared with the same period in 1998.

Revenues for the Company's core business of records and information management services grew to $109 million for the first quarter of 1999, an increase of 23 percent over the same period in 1998. EBITDA for the records and information management services business was $27 million, an increase of 24 percent over the same period in 1998. The revenue growth is comprised of growth through acquisitions and internal growth. Internal revenue growth for the first quarter of 1999 was 10 percent.

Storage revenues increased to $68 million for the first quarter of 1999 from $53 million for the same period in 1998. This marks the 41st consecutive quarter for which Iron Mountain has reported increased storage revenues. Storage revenues, which are considered a key performance indicator for the records and information management services industry, are largely recurring since customers typically retain their records for many years.

The Company's information technology staffing services business reported total revenues and EBITDA of $11 million and $0.5 million, respectively, for the first quarter of 1999 compared with revenues and EBITDA of $10 million and $0.7 million, respectively, for the same period in 1998.

                                   -- more --

Iron Mountain Revenues Increase for First Quarter / Page 2

On January 4, 1999, Iron Mountain purchased a controlling 50.1 percent interest in British Data Management ("BDM"), the Company's first major international acquisition. For consolidation purposes, the Company has designated October 31 as BDM's fiscal year end. Accordingly, the Company's first quarter results only include BDM's results from the date of purchase through the end of BDM's first fiscal quarter ended January 31, 1999. BDM contributed $2.9 million in revenues and $0.8 million in EBITDA to the Company's first quarter consolidated results without reduction for the 49.9 percent minority interest.

As part of its growth strategy, Iron Mountain has completed six acquisitions since the end of 1998 for total consideration of approximately $215 million. In January 1999, the Company purchased a controlling 50.1 percent interest in British Data Management (U.K.). In February 1999, the Company acquired Secure Accessible Files Environment, Inc. (CT). In March 1999, the Company acquired Confidential Records Center, Inc. (ME) and Information Storage Service Center, Inc. (NM). In April 1999, the Company acquired First American Records Management, Inc. (CA, CO, OR, WA) and Data Base, Inc. (IL, MD, NC, OH, PA, TX, VA, WA, WI).

Iron Mountain currently operates 299 records and information management services centers in 66 markets in the United States and four in the United Kingdom. The Company serves more than 70,000 customer accounts, including more than half of the Fortune 500 Companies. Iron Mountain provides a full array of records and information management services including: (i) off-site storage, management and related consulting services for business, healthcare and vital records; (ii) data security services including off-site storage and rotation of electronic records; (iii) information technology staffing services; and (iv) sales of related products.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.














NOTE:    Condensed   Consolidated   Statements  of   Operations   and  Condensed
         Consolidated Balance Sheets follow.

Iron Mountain Revenues Increase for First Quarter / Page 3

                                     IRON MOUNTAIN INCORPORATED
                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Amounts in Thousands except Per Share Data)
                                            (Unaudited)

                                                                        Three Months Ended
                                                                            March 31,
                                                                 ------------------------------
                                                                      1999             1998
                                                                 ------------------------------
REVENUES:
   Storage                                                        $  67,722          $  52,948
   Service and Storage Material Sales                                52,381             46,536
                                                                  ---------          ---------

      Total Revenues                                                120,103             99,484

OPERATING EXPENSES:
   Cost of Sales (Excluding Depreciation)                            62,246             52,610
   Selling, General and Administrative                               30,308             24,418
   Depreciation and Amortization                                     13,823             11,264
                                                                  ---------          ---------

      Total Operating Expenses                                      106,377             88,292
                                                                  ---------          ---------

OPERATING INCOME                                                     13,726             11,192

INTEREST EXPENSE                                                     11,966             12,332
                                                                  ---------          ---------

      Income (Loss) Before Provision (Benefit) for Income Taxes       1,760             (1,140)

PROVISION (BENEFIT) FOR INCOME TAXES                                  1,762               (826)
MINORITY INTEREST                                                       147                 --
                                                                  ---------          ---------

      Net Loss                                                    $    (149)         $    (314)
                                                                  =========          =========

NET LOSS PER COMMON  SHARE - BASIC AND DILUTED                    $   (0.01)         $   (0.01)
                                                                  =========          =========


WEIGHTED AVERAGE COMMON  SHARES OUTSTANDING                          29,500             22,269
                                                                  =========          =========

EBITDA                                                            $  27,549          $  22,456
                                                                  =========          =========





                                                     -- more --

Iron Mountain Revenues Increase for First Quarter / Page 4


                                IRON MOUNTAIN INCORPORATED
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Amounts in Thousands)
                                        (Unaudited)



                                                       March 31,             December 31,
                                                         1999                    1998
                                                     ------------           -------------
ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                          $     4,899           $     1,715
   Accounts Receivable (less allowances of $3,759
       and $3,316, respectively)                           84,378                75,565
   Other Current Assets                                    20,777                66,657
                                                      -----------           -----------
         Total Current Assets                             110,054               143,937
                                                      -----------           -----------

PROPERTY, PLANT AND EQUIPMENT:
   Property, Plant and Equipment at Cost                  421,594               354,101
   Less: Accumulated Depreciation                        (109,773)              (87,358)
                                                      -----------           -----------
         Property, Plant and Equipment, net               311,821               266,743
                                                      -----------           -----------

OTHER ASSETS:
   Goodwill, net                                          600,715               527,235
   Other Non-current Assets, net                           30,154                29,470
                                                      -----------           -----------
         Total Other Assets                               630,869               556,705
                                                      -----------           -----------

         Total Assets                                 $ 1,052,744           $   967,385
                                                      ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current Portion of Long-term Debt                  $     4,219           $     1,731
   Other Current Liabilities                               99,749               141,741
                                                      -----------           -----------
         Total Current Liabilities                        103,968               143,472

LONG-TERM DEBT, NET OF CURRENT PORTION                    537,096               454,447
OTHER LONG-TERM LIABILITIES                                33,353                30,584

MINORITY INTEREST                                          39,470                  --

STOCKHOLDERS' EQUITY                                      338,857               338,882
                                                      -----------           -----------

         Total Liabilities and Stockholders' Equity   $ 1,052,744           $   967,385
                                                      ===========           ===========




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